EXHIBIT 99.1

To:	Insiders (as defined in the Virbac Corporation Insider Trading Policy), Active Virbac Employees, Terminated Employees who are currently participating in the Virbac Corporation Retirement Savings Plan #4-24872 and the Virbac Corporation Retirement Savings Plan for Certain Union Members #4-25073

From:	Chief Financial Officer, Compliance Officer

Re:	Expiration of Special Blackout Period

Date:	November 9, 2005

This is to advise you that the current Special Blackout Period under the Virbac Corporation Insider Trading Policy (the “Policy”) will expire at the close of trading on November 14, 2005. As such, beginning with the start of the business day on November 15, 2005, you and your family members may participate in transactions involving trades of Virbac Common Stock, subject to the other limitations contained in the Policy.

/s/ Jean M. Nelson
Signature of Compliance Officer

Jean M. Nelson
Name of Compliance Officer

3200 Meacham Blvd., Fort Worth, TX 76137 • Telephone: (817) 831-5030 • (800) 338-3659 • Fax (817) 831-8327